UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2011

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 2173, Meridian, ID 83670

(Address of principal executive offices)

(281) 394-2060

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03(b)                               Bankruptcy or Receivership.

On March 8, 2011, the United States Bankruptcy Court for the District of Delaware entered the Findings of Fact, Conclusions of Law and Order Confirming (the “Confirmation Order”) the Second Amended Plan of Liquidation of MPC Corporation and Its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code (the “Plan”).

The Plan provides, among other things, that on its effective date, all equity interests and/or membership interests in MPC Corporation or any of its debtor-subsidiaries (the “Debtors”), including but not limited to all issued, unissued, authorized or outstanding shares or stock, warrants, options, conversion privileges, and/or contract rights to purchase or acquire any equity interest or membership interest, shall be deemed cancelled and shall be of no further force and effect.  The Plan further provides, among other things, that on its effective date, title to all property of the Debtors’ estates will pass to and vest in a liquidating trust, from which general unsecured creditors will receive a pro rata distribution from remaining available cash after payment of all post-confirmation expenses and allowed administrative, priority and secured claims.

A copy of the Plan is attached hereto as Exhibit 2.1.

Item 9.01                                             Financial Statements and Exhibits

(d)                                  Exhibits

2.1                               Second Amended Plan of Liquidation of MPC Corporation and Its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: March 14, 2011	By:	/s/ David A. Young
David A. Young
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Plan of Liquidation of MPC Corporation and Its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code